                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          Incyte Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)      Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)      Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  --------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         3)       Filing Party:

                  --------------------------------------------------------------

         4)       Date Filed:

                  --------------------------------------------------------------

                                     [LOGO]


                                   I N C Y T E
                     P H A R M A C E U T I C A L S, I N C.

                                3174 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (415) 855-0555



                                                                  April 23, 1997






Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Incyte Pharmaceuticals, Inc. that will be held on May 21, 1997, at 9:00 A.M., at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Company's 1996 Annual Report to Stockholders is also enclosed.

         The Board of Directors and management look forward to seeing you at the meeting.



                                                        Sincerely yours,



                                                        Roy A. Whitfield
                                                        Chief Executive Officer

                          INCYTE PHARMACEUTICALS, INC.


                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1997
                                 --------------

To the Stockholders of Incyte Pharmaceuticals, Inc.:

         The Annual Meeting of Stockholders of Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on Wednesday, May 21, 1997, at 9:00 A.M., Pacific Daylight Time, for the following purposes:

         1. To elect directors to serve until the 1998 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 20,000,000 to 75,000,000;

         3. To consider and vote upon a proposal to amend the Company's 1991 Stock Plan to increase the number of shares available for grant thereunder from 2,000,000 to 2,400,000 shares;

         4. To consider and vote upon a proposal to adopt the Company's 1997 Employee Stock Purchase Plan;

         5. To ratify appointment of Ernst & Young LLP as the Company's independent auditors; and

         6. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

         Stockholders of record as of the close of business on April 7, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary's office, 3174 Porter Drive, Palo Alto, California for ten days before the meeting.

         IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.


                                             By Order of the Board of Directors




                                             Randal W. Scott
                                             President, Chief Scientific Officer
                                             and Secretary

April 23, 1997

                          INCYTE PHARMACEUTICALS, INC.
                                3174 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 --------------


                                 PROXY STATEMENT
                                 --------------



        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on Wednesday, May 21, 1997, at 9:00 A.M., Pacific Daylight Time, and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of the six nominees for director listed in this Proxy Statement and "FOR" approval of the proposals referred to in Items 2, 3, 4 and 5 in the Notice of Annual Meeting and described in this Proxy Statement.

        Stockholders of record at the close of business on April 7, 1997 (the "Record Date"), are entitled to vote at the Annual Meeting. As of the close of business on such date, the Company had 10,474,715 shares of common stock, $.001 par value (the "Common Stock"), outstanding. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

        Directors are elected by a plurality vote. The approval of the amendment to the Company's Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

        The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 23, 1997.

                                    IMPORTANT

        PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES

        The Board of Directors proposes the election of six directors of the Company to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

        Names of the nominees and certain biographical information about them are set forth below:

        ROY A. WHITFIELD, 44, has been Chief Executive Officer of the Company since June 1993 and a director since June 1991. Mr. Whitfield served as President of the Company from June 1991 until January 1997 and as Treasurer of the Company from April 1991 until October 1995. Previously, Mr. Whitfield served as the President of Ideon Corporation, which was a majority owned subsidiary of Invitron Corporation ("Invitron"), a biotechnology company, from October 1989 until April 1991. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, CooperBiomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group's international consulting practice. Mr. Whitfield received a B.S. with First Class Honors in mathematics from Oxford University, and an M.B.A. with Distinction from Stanford University.

        RANDAL W. SCOTT, PH.D., 39, has been President of the Company since January 1997. He has served as Chief Scientific Officer of the Company since March 1995, a director since June 1991 and Secretary of the Company since April 1991. Dr. Scott served as Executive Vice President of the Company from March 1995 until January 1997 and as Vice President, Research and Development of the Company from April 1991 through February 1995. Dr. Scott was one of Invitron's founding scientists and was employed by Invitron from March 1985 to June 1991. In 1987, Dr. Scott started the Protein Biochemistry Department at Invitron's California Research Division and became Senior Director of Research in November 1988. Dr. Scott was responsible for developing Invitron's proprietary products and discovery programs and is an inventor of several of the Company's patents. Prior to joining Invitron, he was a Senior Scientist at Unigene Laboratories, a biotechnology company. Dr. Scott received his Ph.D. in Biochemistry from the University of Kansas.

        BARRY M. BLOOM, PH.D., 68, has been a director of the Company since October 1994. Dr. Bloom retired in 1993 from Pfizer Inc where he was most recently Executive Vice President, Research and Development, and a member of the Board of Directors. Dr. Bloom began his career with Pfizer in 1952 as a research chemist. He was named president of Pfizer Central Research, and elected a corporate vice president in 1971, a member of the Board of Directors in 1973, and a member of the Corporate Management Committee in 1984. He was named senior vice president in 1990 and executive vice president in 1991. Dr. Bloom serves on the Boards of Directors of Cubist Pharmaceuticals, Inc., Neurogen Corporation, Southern New England Telecommunications Corporation and Vertex Pharmaceuticals, Inc. and is a scientific adviser to Philadelphia Ventures, Axiom Venture Partners and Virus Research Institute.

        JEFFREY J. COLLINSON, 55, has been a director of the Company since inception and has served as Chairman of the Board of Directors since April 1991. Mr. Collinson has served as President of Collinson Howe Venture Partners, Inc. (formerly named Schroder Venture Advisers, Inc.), a venture capital management firm, since 1990 and was President of Schroder Venture Managers, Inc., a venture capital firm, from 1983 to 1990. Mr. Collinson is also a director of Intensiva Healthcare Corporation, Neurogen Corporation and Spare, Kaplan, Bischel & Associates.

         FREDERICK B. CRAVES, PH.D., 51, has been a director of the Company since July 1993. Since January 1, 1997, Dr. Craves has been Managing Director and Chairman of The Craves Group, a private merchant bank focused on life science. He is also a general partner of Burrill & Craves, a private merchant bank specializing in life science, which he cofounded in 1994. Dr. Craves has been an independent management consultant since May 1993 and in July 1993, he was appointed Chairman of the Board of NeoRx Corporation and of Epoch Pharmaceuticals, Inc., each of which is a biotechnology company. From January 1991 to May 1993 he was President and Chief Executive Officer of Berlex Biosciences, a biotechnology company that is a wholly owned subsidiary of Schering AG. Dr. Craves was Chairman, Chief Executive Officer and President of Codon, a biotechnology company, from 1982 until its acquisition by Schering AG in 1990.

        JON S. SAXE, 60, has been a director of the Company since July 1993. Since January 1995, he has been the President of Protein Design Labs, Inc., a biotechnology company. From April 1993 through December 1994, he was President of Saxe Associates, a consultancy. Mr. Saxe served as President and Chief Executive Officer of Synergen, Inc., a biotechnology company, from October 1989 to April 1993. Mr. Saxe served as Vice President, Licensing and Corporate Development, for Hoffmann-La Roche Inc., a pharmaceutical company, from August 1984 to September 1989, and as Head, Patent Law from September 1978 to September 1989. Mr. Saxe is also a director of InSite Vision Incorporated, ID Biomedical, Inc., and Protein Design Labs, Inc.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTOR OF THE NOMINEES SET FORTH ABOVE.


BOARD MEETINGS AND COMMITTEES

        The Board of Directors held four meetings during 1996. All directors attended 100% of the meetings of the Board of Directors in 1996. Each director who serves on Board committees attended 100% of the meetings of the committees on which each of them serves.

        The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Management Stock Option Plan Committee (the "Option Committee").

        The members of the Compensation Committee are Barry M. Bloom, Jeffrey J. Collinson, Frederick B. Craves and Jon S. Saxe. The Compensation Committee held four meetings during 1996. The Compensation Committee's functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company and to administer the Company's 1991 Stock Plan (the "Stock Plan") and, if approved by the stockholders at the Annual Meeting, 1997 Employee Stock Purchase Plan. The members of the Option Committee are Barry M. Bloom, Jeffrey J. Collinson and Jon
S. Saxe. The Option Committee's function is to determine stock-based compensation awards for the Company's management.
The Option Committee held two meetings in 1996.

        The members of the Audit Committee are Barry M. Bloom, Jeffrey J. Collinson, Frederick B. Craves and Jon S. Saxe. The Audit Committee held three meetings during 1996. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the independent auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

COMPENSATION OF DIRECTORS

        Directors who are employees of the Company do not receive any fees for service on the Board of Directors. Drs. Bloom and Craves and Mr. Saxe are reimbursed for their expenses for each meeting attended, and Messrs. Collinson and Saxe and Drs. Craves and Bloom are each compensated $2,500 per diem in connection with their attendance at Board meetings. Pursuant to the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"), in May 1996 each of Drs. Bloom and Craves and Mr. Saxe received an annual automatic grant of an option to purchase 5,000 shares of Common Stock at an exercise price of $34.63 per share; such options vest in full on the first business day following the Annual Meeting. Pursuant to the Directors' Plan, each of Drs. Bloom and Craves and Messrs. Collinson and Saxe will receive, if re-elected as a director at the Annual Meeting, an additional option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options will vest in full on the first business day following the Company's 1998 annual meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 1, 1997 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

                                                                                 SHARES             PERCENTAGE
                                                                              BENEFICIALLY         BENEFICIALLY
                                                                                OWNED(1)             OWNED(1)
                                                                                --------             --------

INVESCO PLC(2)................................................................   807,300               7.7%
   11 Devonshire Square
   London EC2M 4YR
   England
Pharmacia & Upjohn, Inc.......................................................   791,333               7.6
   The Pharmacia & Upjohn Centre
   67 Alma Road
   Windsor, Berkshire
   SL4 3HD, United Kingdom
Pfizer Inc....................................................................   710,000               6.8
   235 East 42nd Street
   New York, NY 10017
Jeffrey J. Collinson(3).......................................................   332,386               3.2
Roy A. Whitfield(4)...........................................................   393,550               3.7
Randal W. Scott(5)............................................................   235,700               2.2
Denise M. Gilbert(6)..........................................................   142,500               1.3
Frederick B. Craves(7)........................................................    39,800               *
Jon S. Saxe(8)................................................................    32,000               *
Barry M. Bloom(9).............................................................    16,750               *
All directors and executive officers as a group
   (7 persons)(10)............................................................ 1,192,686              10.9

----------------
*        Less than 1%.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2) According to a Schedule 13G dated February 14, 1997 filed by INVESCO PLC, INVESCO PLC has shared voting power and shared dispositive power with INVESCO North American Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO Funds Group, Inc. with respect to all shares listed in the table.

(3) Includes 100,000 shares held by Schroders Incorporated, 167,123 shares held by Schroder Ventures Limited Partnership, 42,877 shares held by Schroder Ventures U.S. Trust and 100 shares held by Collinson Howe Venture Partners, Inc. Mr. Collinson, a director of the Company, shares voting and investment power with respect to such shares. Mr. Collinson disclaims beneficial ownership of shares held by Schroders Incorporated, Schroder Ventures Limited Partnership and Schroder Ventures U.S. Trust, except to the extent of his proportionate interest therein. Mr. Collinson is the majority shareholder of Collinson Howe Venture Partners, Inc. and may be deemed to be the beneficial owner of the shares held by that entity. Also includes 10,749 shares held by Indian Chase, Inc., over which Mr. Collinson has voting and investment power, and 731 shares held by Mr. Collinson's minor child. Mr. Collinson disclaims beneficial ownership of shares held by Indian Chase, Inc. except to the extent of his proportionate interest therein and disclaims beneficial ownership of the shares held by his child.

(4) Includes 110,034 shares subject to options exercisable within 60 days of March 1, 1997.

(5) Includes 124,784 shares subject to options exercisable within 60 days of March 1, 1997.

(6) Includes 142,500 shares subject to options exercisable within 60 days of March 1, 1997.

(7) Includes 2,000 shares held by Burrill & Craves, a general partnership. Dr. Craves is a general partner of such partnership and may be deemed to be the beneficial owner of the shares held by the partnership. Also includes 2,100 shares held by a trust for which Dr. Craves is a trustee, 3,700 shares held by Dr. Craves' spouse, and 32,000 shares subject to options exercisable within 60 days of March 1, 1997.

(8) Includes 32,000 shares subject to options exercisable within 60 days of March 1, 1997.

(9) Includes 16,750 shares subject to options exercisable within 60 days of March 1, 1997.

(10) Includes shares included pursuant to notes (3), (4), (5), (6), (7), (8) and (9) above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation paid to the Company's Chief Executive Officer and to the Company's other two executive officers for services rendered in all capacities to the Company during the fiscal years ended December 31, 1996, 1995 and 1994.


                                            SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                           ANNUAL                COMPENSATION
                                                        COMPENSATION                AWARDS
                                                        ------------              SECURITIES
              NAME AND                                                            UNDERLYING        ALL OTHER
         PRINCIPAL POSITION            YEAR     SALARY ($)        BONUS ($)       OPTIONS (#)   COMPENSATION ($)
         ------------------            ----     ----------        ---------       -----------   ----------------

Roy A. Whitfield                       1996      $230,000          $75,000           15,000
   Chief Executive Officer             1995       210,000           50,000           35,000
                                       1994       166,957               --           45,200

Randal W. Scott                        1996       215,000           75,000           15,000
   President,                          1995       195,000           40,000           30,000
   Chief Scientific Officer            1994       150,000               --           45,200
   and Secretary

Denise M. Gilbert                      1996       180,000           75,000           15,000
   Executive Vice President,           1995(1)     45,962            5,000          127,500          $2,800(2)
   Chief Financial Officer
   and Treasurer



--------------------

(1)      Dr. Gilbert joined the Company in October 1995.

(2) Represents amounts paid to Dr. Gilbert for consulting services in 1995 prior to her employment.

         The following tables set forth certain information as of December 31, 1996 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above.


                              OPTION GRANTS IN 1996

                                                                                           POTENTIAL
                                                                                      REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATES
                                                                                        OF STOCK PRICE
                                                                                         APPRECIATION
                                           INDIVIDUAL GRANTS                           FOR OPTION TERM(4)
                        ---------------------------------------------------------   -----------------------
                         NUMBER OF         % OF
                        SECURITIES     TOTAL OPTIONS
                        UNDERLYING      GRANTED TO       EXERCISE
                          OPTIONS      EMPLOYEES IN      PRICE        EXPIRATION
NAME                   GRANTED(#)(1)    FISCAL YEAR      ($/SH)(2)      DATE(3)        5%($)         10%($)
----                   -------------   -------------    ----------   ------------   ----------    ---------

Roy A. Whitfield         15,000             2.9%           $41.88       12/05/06     $395,000    $1,001,200

Randal W. Scott          15,000             2.9%            41.88       12/05/06      395,000     1,001,200

Denise M. Gilbert        15,000             2.9%            41.88       12/05/06      395,000     1,001,200

------------



(1) These stock options are exercisable in full immediately, but are subject to repurchase by the Company. The Company's right of repurchase lapses as to 25% of the shares covered by the respective options on the first anniversary of the date of grant, and lapses ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of grant. Under the terms of the 1991 Stock Plan, the committee designated by the Board of Directors to administer the 1991 Stock Plan retains the discretion, subject to certain limitations within the 1991 Stock Plan, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND 1996 YEAR END OPTION VALUES

                                                                NUMBER OF
                                                               SECURITIES
                                                               UNDERLYING                   VALUE OF
                                                               UNEXERCISED                 UNEXERCISED
                                                               OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                          DECEMBER 31, 1996(#)       DECEMBER 31, 1996($)(5)
                                                          -------------------        -----------------------
                        SHARES ACQUIRED       VALUE           EXERCISABLE/                EXERCISABLE/
NAME                    ON EXERCISE (#)  REALIZED ($)(1)      UNEXERCISABLE               UNEXERCISABLE
----                    ---------------  ---------------      -------------               -------------

Roy A. Whitfield            39,166       $1,214,084           110,034(2)/ 0               $3,673,059(2)/ 0

Randal W. Scott             29,166          704,359        122,284(3)/3,750           4,422,684(3)/185,625

Denise M. Gilbert                0                0           142,500(4)/ 0              4,552,500(4)/   0

------------


(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Options to purchase 104,200 shares were exercisable immediately as of the date of grant, but the shares underlying such options are subject to rights of repurchase by the Company, which rights lapse as to 25% of the shares covered by the respective options on the first anniversary of the date of grant and lapse ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of grant.

(3) Options to purchase 90,200 shares were exercisable immediately as of the date of grant, but the shares underlying such options are subject to rights of repurchase by the Company, which rights lapse as to 25% of the shares covered by the respective options on the first anniversary of the date of grant and lapse ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of grant.

(4) Options to purchase 142,500 shares were exercisable immediately as of the date of grant, but the shares underlying such options are subject to rights of repurchase by the Company, which rights lapse as to 25% of the shares covered by the respective options on the first anniversary of the date of grant and lapse ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of grant.

(5) Calculated on the basis of the fair market value of the underlying securities at December 31, 1996 ($51.50 per share) minus the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


        This report on executive compensation is provided by the Compensation Committee (the "Compensation Committee") and the Management Stock Option Committee (the "Option Committee") of the Board of Directors to assist stockholders in understanding their objectives and procedures in establishing the compensation of the Company's executive officers and describes the bases on which 1996 compensation determinations were made by the Compensation Committee. The Compensation Committee is comprised of four non-employee directors and the Option Committee is comprised of three non-employee directors. In making their determinations, the Compensation Committee and the Option Committee relied, in part, on independent surveys and public disclosures of compensation of management of companies in the biotechnology and biopharmaceutical industries.


COMPENSATION PHILOSOPHY AND OBJECTIVES

        The Compensation Committee believes that compensation of the Company's executive officers should:

        - Encourage creation of stockholder value and achievement of strategic corporate objectives.

        - Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

        - Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel.

        - Provide total compensation opportunity that is competitive with companies in the biopharmaceutical and biotechnology industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

        - Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management.


KEY ELEMENTS OF EXECUTIVE COMPENSATION

        Because of the stage of the Company's development, the use of traditional performance standards, such as profit levels and return on equity, are not yet appropriate in the evaluation of executive officer performance. Accordingly, the compensation of executive officers is based, in substantial part, on evaluation of the Company's progress in the creation and refinement of a unique bioinformatics business model, the achievement of additional subscriptions to the Company's LifeSeq(R) database products, the Company's achievement of certain business objectives, including the closing of acquisitions of businesses and technologies that may expand or enhance the Company's existing business, the execution of corporate and collaborative agreements, the expansion of the Company's database and bioinformatics software business and the attainment of certain operational and research and development milestones in the Company's cDNA sequencing program, as well as the achievement of individual business objectives by each executive officer. The Company's existing compensation structure for executive officers generally includes a combination of salary and stock options and may include cash bonuses for performance determined to be deserving of such bonuses by the Compensation Committee.

        Salary. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the biopharmaceutical and biotechnology industries. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation of responsibilities and market comparisons. The Compensation Committee, on the basis of its knowledge of executive compensation in the industry, believes that the Company's salary levels for the executive officers are at a level that the Compensation Committee, at the time such salary determinations were made, considered to be reasonable and necessary given the Company's financial resources and the stage of its development. In December 1996, the Compensation Committee set annual salaries for 1997. The Compensation Committee reviews salaries on an annual basis, with the next annual review scheduled to occur in December 1997. At such time, the Compensation Committee may increase each executive officer's salary based on the individual's contributions and responsibilities over the prior 12 months and any increase in median comparable company pay levels.

        Stock Options. The Company intends that certain compensation paid to management in 1996, including stock options, be exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code. Accordingly, the Board established the Option Committee to administer grants under the Company's 1991 Stock Plan to members of management. The Compensation Committee and the Option Committee believe that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive stock options when the Compensation Committee performs its annual salary review; although the Option Committee, at its discretion, may grant options at other times in recognition of exceptional achievements. The number of shares underlying stock options granted to executive officers is based on competitive practices in the industry as determined by independent surveys and the Option Committee's knowledge of industry practice.

        Cash Bonuses. In 1995 and 1996, the Compensation Committee awarded cash bonuses in recognition of performance deemed to be deserving by the Compensation Committee and to provide incentives to employees for future performance. Such bonuses may generally be determined by the Compensation Committee to be in amounts that the Compensation Committee, at the time such determinations were made, considered to be reasonable given the Company's financial resources, stage of development, and achievements toward its and the individuals' business plan and goals.


CHIEF EXECUTIVE OFFICER COMPENSATION

        Roy A. Whitfield is the Company's Chief Executive Officer, was its President through December 1996, and, through October 1995, was its Treasurer. In December 1995, the Compensation Committee set Mr. Whitfield's annual base salary for 1996 at $230,000. The Compensation Committee increased Mr. Whitfield's salary for 1996 in recognition of his performance in advancing the development and growth of the Company and the Company's achievement of specific corporate objectives, which included the following: the achievement of additional collaborations, the expansion of the Company's database and sequencing services business, and the acquisition of synergistic businesses and technologies. In December 1996, the Compensation Committee awarded Mr. Whitfield a bonus for 1996 of $75,000 based upon its consideration of the financial performance of the Company, including the expected achievement of profitability in the fourth quarter of 1996, the performance of the Company's Common Stock, the addition of seven subscribers to the Company's database, as well as the Company's achievement of additional collaborations and the expansion of its database and bioinformatics software business. The Committee determined that these achievements were important to the Company's future growth and could assist the Company in enhancing stockholder value and, accordingly, determined to reward Mr. Whitfield for his efforts on behalf of the Company. In addition, the Compensation Committee reviewed the results of a survey of executive salaries of the officers of similar companies in the biotechnology and biopharmaceutical industries. As stated above, because the Company is at an early stage of its development, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of Mr. Whitfield's performance.

        In recognition of Mr. Whitfield's accomplishments, and as an incentive for future performance, the Option Committee in December 1996 granted Mr. Whitfield options, exercisable at the fair market value on the date of grant, to purchase 15,000 shares of the Company's Common Stock. The size of Mr. Whitfield's grant was determined by reference to competitive industry practices as well as by reference to the specific accomplishments in 1996 described above.

        The Company's policy is generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

        Mr. Whitfield is a member of the Board of Directors, but did not participate in matters involving the evaluation of his own performance or the setting of his own compensation.

COMPENSATION COMMITTEE                        OPTION COMMITTEE

    Barry M. Bloom                             Barry M. Bloom
    Jeffrey J. Collinson                       Jeffrey J. Collinson
    Frederick B. Craves                        Jon S. Saxe
    Jon S. Saxe


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee consists of Messrs. Collinson and Saxe and Drs. Bloom and Craves, who are outside directors of the Company. See "Certain Transactions" below for a description of a consultancy arrangement between the Company and an entity in which Dr. Craves is a general partner.


                              CERTAIN TRANSACTIONS

        The Company entered into a consultancy arrangement effective January 1, 1995 with Burrill & Craves, a private merchant bank in which Frederick B. Craves, a director of the Company, is a general partner. Pursuant to the arrangement, the Company pays Burrill & Craves $10,000 per month plus expenses for certain business advisory services rendered to the Company, and paid Burrill & Craves $120,000 for such services in the year ended December 31, 1996. Such services included, but were not limited to, providing assistance in negotiating and structuring licenses and business alliances.

                          STOCK PRICE PERFORMANCE GRAPH


        The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the American Stock Exchange Market Value Index (the "AMEX Market Value Index"), the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index") and the CRSP Total Return Index for the Nasdaq U.S. and Foreign Stocks (the "Nasdaq Composite Index"), assuming an investment of $100 in each on November 4, 1993, the date of the Company's initial public offering. The Company's Common Stock was traded on the American Stock Exchange from November 4, 1993 until January 16, 1996, at which time it commenced trading on the Nasdaq National Market. Because the Company's Common Stock is now traded on the Nasdaq National Market rather than the American Stock Exchange, the Company believes it is appropriate to begin using the Nasdaq Composite Index, as the "broad-based" index against which to measure its stock price performance rather than the AMEX Market Value Index, which it has used in the past. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.



                                  [LINE GRAPH]


                                                       11/4/93   12/31/93     12/31/94      12/31/95   12/31/96
                                                       -------   --------     --------      --------   --------
         Incyte Pharmaceuticals, Inc.............      $100.00    $120.00      $185.00       $312.50    $643.75
         AMEX Market Value Index.................       100.00      99.92        90.81        114.80     122.14
         Nasdaq Pharmaceutical Index.............       100.00     101.79        76.61        140.41     137.30
         Nasdaq Composite Index..................       100.00     102.61        99.52        139.77     171.17

                                   PROPOSAL 2

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has approved the amendment of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock from 20,000,000 to 75,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment.

        As of April 7, 1997, the Company had 10,474,715 shares of Common Stock outstanding. An additional 2,488,879 shares were reserved for future issuance under the Company's stock plans, of which 1,584,620 shares were covered by outstanding options and 904,259 shares were available for future grant or purchase (including 600,000 shares subject to stockholder approval pursuant to Proposals 3 and 4, which are described below). The remaining 7,036,406 shares were unreserved.

        The Board of Directors believes that the authorized Common Stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock as described above. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. Further, the Board of Directors believes the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. An important part of the Company's business strategy is to expand its product offerings, distribution, and technological capabilities, including through the acquisition of assets and businesses deemed synergistic with the Company's operations. In 1996, the Company acquired Combion, Inc. and Genome Systems, Inc. in exchange for shares of Common Stock. The Company does not currently have any agreements with respect to future acquisitions, however, the Company continues to review acquisition opportunities. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

        The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

        The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

        The text of Paragraph A of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

               A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is eighty million (80,000,000), of which seventy-five million (75,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Common Stock (the "Common Stock") and five (5,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Preferred Stock (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this Corporation (the "Board of Directors" in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

        The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF ARTICLE IV OF THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

       PROPOSAL TO AMEND THE INCYTE PHARMACEUTICALS, INC. 1991 STOCK PLAN

        In February 1997, the Board of Directors approved an amendment to the Company's 1991 Stock Plan (as amended, the "Stock Plan"), subject to the approval of the Company's stockholders at the Annual Meeting. The following summary of the principal features of the Stock Plan is qualified by reference to the terms of the Stock Plan, a copy of which is available without charge upon stockholder request to Janet L. Nibel, Director, Finance and Administration, Incyte Pharmaceuticals, Inc., 3174 Porter Drive, Palo Alto, California 94304.

SUMMARY OF AMENDMENTS

        The amendment to the Stock Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares of Common Stock reserved for issuance under the Stock Plan from 2,000,000 to 2,400,000.

STOCK PLAN

        The Stock Plan was adopted by the Board of Directors in November 1991 and approved by the Company's stockholders in December 1991. The purpose of the Stock Plan is to assist the Company in the recruitment, retention and motivation of employees and of independent contractors who are in a position to make material contributions to the Company's progress. The Stock Plan offers a significant incentive to the employees and independent contractors of the Company by enabling such individuals to acquire the Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

        The Stock Plan provides for the direct award or sale of shares of Common Stock and for the grant of both incentive stock options ("ISO") to purchase Common Stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options ("NSO") to purchase Common Stock that do not qualify for such treatment under the Code. All employees (including officers) of the Company or any subsidiary and any independent contractor who performs services for the Company or a subsidiary are eligible to purchase shares of Common Stock and to receive awards of shares or grants of NSOs. Only employees are eligible to receive grants of ISOs. As of December 31, 1996, 294 employees were eligible to be considered for the grant of options under the Stock Plan. Options to purchase more than 200,000 shares may not be granted in a single calendar year to any participant in the Stock Plan.

        A total of 2,400,000 shares of Common Stock (including 400,000 shares subject to stockholder approval at the Annual Meeting) have been reserved for issuance under the Stock Plan. If any option granted under the Stock Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of December 31, 1996, the Company had outstanding options under the Stock Plan to purchase an aggregate of 1,469,043 shares of Common Stock at exercise prices ranging from $.30 to $46.25 per share, or a weighted average per share exercise price of $22.36. A total of 639,404 shares of Common Stock (including 400,000 shares subject to stockholder approval at the Annual Meeting) are available for future issuance under the Stock Plan.

        The Compensation Committee and the Option Committee (collectively, the "Committee") have not made any determination with respect to future awards under the Stock Plan, and any allocation of such awards will be made only in accordance with the provisions of the Stock Plan, including the additional shares of stock that the stockholders are being asked to approve. The Company believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of the Company which ultimately is in the interests of the Company's stockholders.

        As of December 31, 1996, the following persons or groups had in total, received options to purchase shares of Common Stock under the Stock Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Whitfield, 160,200 shares, and Dr. Scott, 155,200 shares and Dr. Gilbert 142,500; (ii) all current executive officers of the Company as a group: 457,900 shares; (iii) all current directors who are not executive officers as a group: 10,000 shares; (iv) each nominee for director (other than the two directors listed in (i) above): Dr. Bloom, no shares, Mr. Collinson, no shares, Dr. Craves, 5,000 shares, and Mr. Saxe, 5,000 shares; and (v) all employees of the Company, including all current officers who are not executive officers, as a group: 1,001,143 shares.

   ADMINISTRATION

        The Stock Plan is administered by the Compensation Committee, which consists of two or more disinterested members of the Board of Directors. Subject to the limitations set forth in the Stock Plan, the Compensation Committee has the authority to determine, among other things, to whom options will be granted and shares will be sold, the number of shares, the term during which an option may be exercised and the rate at which the options may be exercised and the shares may vest. Grants and awards to executive officers and other senior staff employees of the Company may be administered by a subcommittee of the Compensation Committee that consists solely of directors of the Company who are disinterested within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and Section 162(m) of the Code. The Option Committee has been granted such authority.

   TERMS OF OPTIONS AND OF SHARES OFFERED FOR SALE

        The maximum term of each option that may be granted under the Stock Plan is 10 years. Stock options granted under the Stock Plan must be exercised by the optionee before the earlier of the expiration of such option or the date 90 days after termination of the optionee's employment, except that the period may be extended on certain events including death and termination of employment due to disability.

        The exercise price under each option will be established by the Committee; however, the exercise price of an ISO cannot be lower than the fair market value of the Common Stock on the date of grant and the exercise price of a NSO may not be less than the par value per share of the Common Stock. On April 14, 1997, the closing sale price per share for the Common Stock on the Nasdaq National Market was $50.00. The exercise price must be paid in full at the time of exercise. Under the Stock Plan, the exercise price is payable in cash or, in certain circumstances, Common Stock or by promissory note. The Stock Plan also allows an optionee to pay the exercise price by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued to a securities broker selected by the Company, who, in turn, sells the shares in the open market. The broker remits the exercise price and any withholding taxes to the Company from the proceeds of the sale, and the optionee receives any remaining shares or cash. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender will hold the shares as security and will extend credit for up to 50% of their market value. The loan proceeds will be paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee will be required to pay the deficiency to the Company at the time of exercise.

        The terms of any sale of shares of Common Stock under the Stock Plan will be set forth in a common stock purchase agreement to be entered into between the Company and each purchaser. The Committee will determine the terms and conditions of such stock purchase agreements, which need not be identical. The purchase price for shares of Common Stock sold under the Stock Plan may not be less than the par value of such shares. The purchase price may be paid, at the Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the Stock Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

        Options may have such terms and be exercisable in such manner and at such times as the Committee may determine. Common Stock transferred pursuant to the Stock Plan (including shares acquired upon the exercise of certain options) may be subject to repurchase by the Company in the event that any applicable vesting conditions are not satisfied. A holder of shares transferred under the Stock Plan has the same voting, dividend and other rights as the Company's other stockholders.

   AMENDMENT AND TERMINATION

        The Stock Plan may be amended at any time by the Board of Directors, subject to applicable laws. Unless sooner terminated by the Board of Directors, the Stock Plan will terminate on February 27, 2007, and, following such date, no further options may be granted or stock sold pursuant to such plan except upon the exercise of options granted prior to the termination date.

   EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a subdivision of the outstanding Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spinoff or a similar occurrence, or declaration of a dividend payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Stock Plan, as appropriate.

        In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionees' consent.

   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE STOCK PLAN

        Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time a NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Stock Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

        The above description of tax consequences is based upon federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Stock Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF THE COMPANY'S 1991 STOCK PLAN.

                                   PROPOSAL 4

               PROPOSAL TO ADOPT THE INCYTE PHARMACEUTICALS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

        The Incyte Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors in February 1997, effective August 1, 1997, subject to the approval of the Company's stockholders. The purpose of the ESPP is to give eligible employees an opportunity to purchase shares of the Common Stock at a price below their market value and to pay for the purchases through payroll deductions. There are 200,000 shares of Common Stock reserved for issuance under the ESPP. The following summary of the principal features of the ESPP is qualified by reference to the terms of the ESPP, a copy of which is available without charge upon stockholder request to Janet L. Nibel, Director, Finance and Administration, Incyte Pharmaceuticals, Inc., 3174 Porter Drive, Palo Alto, California 94304.

ADMINISTRATION

        The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the ESPP and to adjudicate any disputed claims under the ESPP.

ELIGIBILITY; PRICE OF SHARES

        Each regular full-time and part-time employee of the Company and subsidiaries designated by the Board of Directors who customarily works at least 20 hours per week and more than five months in any calendar year is eligible to participate in the ESPP after one year of employment. However, no employee is eligible to participate in the ESPP if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to participate if under the ESPP and all similar purchase plans of the Company or its subsidiaries, such rights would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year.

        Under the ESPP, each calendar year is divided into two six-month "purchase periods" commencing May 1 and November 1 of each year, except that the initial purchase period will be from August 1, 1997 through April 30, 1998. At the end of each purchase period, the Company will apply the amount contributed by the participant during that period to purchase shares of Common Stock for him or her. The purchase price will be equal to 85% of the lower of (a) the market price of the Common Stock immediately before the beginning of the applicable "offering period" or (b) the market price of the Common Stock on the last business day of the purchase period. In general each offering period is 24 months long (other than the initial offering period which will be 27 months), but a new offering period begins every six months. Thus up to four overlapping offering periods may be in effect at the same time. If the market price of the Common Stock is lower when a subsequent offering period begins, the subsequent offering period automatically becomes the applicable offering period. No participant may purchase more than 2,000 shares in any one purchase period.

PARTICIPATION; PAYROLL DEDUCTIONS; PURCHASE OF SHARES

        Eligible employees become participants in the ESPP by executing a subscription agreement authorizing payroll deductions and filing it with the payroll office before the first day of the applicable offering period. The payroll deductions made for each participant may be not be less than 1% or exceed such percentage of the participant's cash compensation as the participant designates. Payroll deductions commence with the first paycheck issued during the offering period and are deducted from subsequent paychecks throughout the offering period unless changed or terminated as provided in the ESPP.

        Participants are notified by statements of account as soon as practicable following the end of each purchase period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their accounts. Certificates representing the shares are delivered to a brokerage account and kept in such account pursuant to the subscription agreement.

WITHDRAWAL FROM THE ESPP; TERMINATION OF EMPLOYMENT

        Participants may withdraw from the ESPP at any time. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's account are refunded in cash, without interest. A participant who has withdrawn from the ESPP cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the ESPP's guidelines.

        Termination of a participant's status as an eligible employee is treated as an automatic withdrawal from the ESPP. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant's death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant's death prior to the last day of the offering period. Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.

AMENDMENT AND TERMINATION

        The ESPP may be amended or terminated at any time by the Board of Directors, subject to applicable laws.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a subdivision of the outstanding Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spinoff or a similar occurrence, or declaration of a dividend payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Compensation Committee will make adjustments in the number and/or purchase price of shares and/or the number of shares available under the ESPP, as appropriate.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE ESPP.

                                   PROPOSAL 5

                      RATIFICATION OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, subject to ratification by the stockholders. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

        Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Secretary of the Company no later than December 24, 1997 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

        The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                        By order of the Board of Directors.



                                        Roy A. Whitfield
                                        Chief Executive Officer

April 23, 1997

                          INCYTE PHARMACEUTICALS INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       For Annual Meeting - May 21, 1997

ROY A. WHITFIELD, RANDAL W. SCOTT and DENISE M. GILBERT, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of Incyte Pharmaceuticals, Inc. ("the Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California on Wednesday, May 21, 1997 at 9:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2,3,4 AND 5.

                  (continued and to be signed on reverse side)



                             *FOLD AND DETACH HERE*

                                                                 FOR                          WITHHOLD
                                                             all nominees                    AUTHORITY
                                                        listed below (except as         to vote for all
                                                        marked to the contrary)         nominees listed below
1. ELECTION OF DIRECTORS                                        [   ]                           [   ]
   Nominees: Roy A. Whitfield     Randal W. Scott
             Barry M. Bloom       Jeffrey J. Collinson
             Frederick B. Craves  Jon B. Saxe

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------

                                                                FOR       AGAINST       ABSTAIN
2. To approve the amendment of the Company's
   Certificate of Incorporation.                                [  ]      [  ]          [  ]

3. To approve the amendment of the Company's                    FOR       AGAINST       ABSTAIN
   1991 Stock Plan.                                             [  ]      [  ]          [  ]

4. To approve the adoption of the Company's                     FOR       AGAINST       ABSTAIN
   Employee Stock Purchase Plan.                                [  ]      [  ]          [  ]

5. To ratify the appointment of Ernst & Young LLP               FOR       AGAINST       ABSTAIN
   as the Company's independent auditors.                       [  ]      [  ]          [  ]

6. In their discretion, upon such other business as may properly come before the meeting.



Signature(s)                                       Dated:               , 1997
            ---------------------------------------      ---------------
Please sign exactly as your name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

                             *FOLD AND DETACH HERE*